Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYST:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS THIRD QUARTER EARNINGS OF $651 MILLION OR $0.53 PER SHARE

VERSUS THIRD QUARTER 2010:

—	TOTAL REVENUE +8%,
—	FEE REVENUE +9%
—	NET INTEREST REVENUE +8%

—	POSITIVE OPERATING LEVERAGE OF 200 BASIS POINTS

NET LONG-TERM INFLOWS OF $4 BILLION IN ASSETS UNDER MANAGEMENT IN 3Q11

GENERATED $718 MILLION OF TIER 1 COMMON EQUITY IN 3Q11

—	TIER 1 COMMON EQUITY RATIO 12.5%
—	RETURN ON TANGIBLE COMMON EQUITY 22%
—	REPURCHASED 20.4 MILLION COMMON SHARES IN 3Q11, 31.3 MILLION YEAR-TO-DATE

NEW YORK, October 19, 2011 — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported third quarter net income applicable to common shareholders of $651 million, or $0.53 per common share, compared with $622 million, or $0.51 per common share, in the third quarter of 2010 and $735 million, or $0.59 per common share, in the second quarter of 2011.

“Year-over-year, we achieved revenue and earnings growth as we benefited from new business wins, net long-term asset flows and increased deposits,” said Gerald L. Hassell, chairman, president and chief executive officer of BNY Mellon. “We also delivered positive operating leverage despite higher legal and severance costs, and generated a 22 percent return on tangible common equity for the quarter.” “In a challenging environment, our employees are doing an outstanding job providing our clients with the highest levels of service, winning new business, maximizing efficiency, and mitigating risk. We will continue to invest in our businesses to support our clients and the communities we serve while keeping a sharp focus on near-term earnings performance,” added Mr. Hassell.

Note:	See Supplemental information on pages 9 through 13 for the Tier 1 common capital generated in 3Q11, the Tier 1 common equity ratio and return on tangible common equity.

Third Quarter Results - Unless otherwise noted, all comments begin with the results of the third quarter of 2011 and are compared to the third quarter of 2010, all information is reported on a continuing operations basis and sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses.

Total revenue

Reconciliation of total revenue				3Q11 vs.
(dollar amounts in millions)	3Q11	2Q11	3Q10	3Q10	2Q11

Fee and other revenue – GAAP	$2,887	$3,056	$2,668
Less: Net securities gains (losses)	(2)	48	6

Total fee revenue – GAAP	2,889	3,008	2,662	9%	(4)%
Income of consolidated investment management funds, net of noncontrolling interests (a)	19	42	49
Net interest revenue – GAAP	775	731	718	8%	6%

Total revenue excluding net securities gains (losses) – Non-GAAP	$3,683	$3,781	$3,429	7%	(3)%
Total revenue – GAAP	$3,694	$3,850	$3,423	8%	(4)%

(a)	See the Supplemental information section beginning on page 9.

•

Assets under custody and administration amounted to $25.9 trillion at Sept. 30, 2011, an increase of 6% compared with the prior year and a decrease of 2% sequentially. The increase compared with Sept. 30, 2010 was driven by net new business. The sequential decrease primarily reflects lower equity market values, partially offset by net new business. Assets under management, excluding securities lending assets, amounted to $1.2 trillion at Sept. 30, 2011. This represents an increase of 5% compared with the prior year and a decrease of 6% sequentially. The year-over-year increase reflects net new business. On a sequential basis, long-term inflows were more than offset by lower equity markets and short-term outflows.

•

Investment services fees totaled $1.8 billion, an increase of 11% year-over-year and 2% sequentially. The increases primarily resulted from seasonally higher Depositary Receipts revenue, which had traditionally been generated in the fourth quarter. Both increases also reflect net new business, partially offset by higher money market fee waivers. Additionally, the sequential increase was partially offset by seasonally lower securities lending revenue and the impact of lower equity market values.

•

Investment management and performance fees were $729 million, an increase of 5% year-over-year and a decrease of 6% sequentially. The year-over-year increase was driven by net new business and higher average equity markets, partially offset by higher money market fee waivers. The sequential decrease primarily reflects lower period-end and average equity market values and higher money market fee waivers, partially offset by net new business.

•

Foreign exchange and other trading revenue totaled $194 million compared with $146 million in the third quarter of 2010 and $222 million in the second quarter of 2011. In the third quarter of 2011, foreign exchange revenue totaled $221 million, an increase of 38% year-over-year and 20% sequentially. Both increases resulted from increased volatility. The year-over-year increase also reflects higher volumes, while sequentially, volumes were steady. Other trading revenue was a loss of $27 million in the third quarter of 2011 compared with a loss of $14 million in the third quarter of 2010 and revenue of $38 million in the second quarter of 2011. Both decreases were primarily driven by the $40 million net impact of wider credit spreads on the credit valuation adjustment (“CVA”), recorded in the third quarter of 2011.

•

Investment and other income totaled $89 million compared with $97 million in the prior year period and $145 million in the second quarter of 2011. The $56 million sequential decrease primarily resulted from lower gains related to loans held-for-sale retained from a previously divested bank subsidiary. The year-over-year and sequential decreases also reflect a mark-to-market loss on seed capital.

•

Net interest revenue and the net interest margin (FTE) were $775 million and 1.30% compared with $731 million and 1.41% sequentially. The 6% sequential increase in net interest revenue was primarily driven by growth in client deposits which were invested in short-term, low-yielding assets, and the increase in the securities portfolio. The decline in the net interest margin (FTE) primarily reflects the increase in client deposits, which were invested in short-term, low-yielding assets, partially offset by the increase in the securities portfolio. Average noninterest-bearing client deposits increased $30 billion, or 71%, compared with the second quarter of 2011.

The provision for credit losses was a credit of $22 million in the third quarter of 2011 compared with a credit of $22 million in the third quarter of 2010 and no provision in the second quarter of 2011. The credit in the provision in the third quarter of 2011 primarily resulted from an improvement in the loan portfolio and a decline in criticized assets both year-over-year and sequentially.

Total noninterest expense

Reconciliation of noninterest expense				3Q11 vs.
(dollar amounts in millions)	3Q11	2Q11	3Q10	3Q10	2Q11

Noninterest expense – GAAP	$2,771	$2,816	$2,611	6%	(2)%
Less: Amortization of intangible assets	106	108	111
Restructuring charges	(5)	(7)	15
M&I expenses	17	25	56

Total noninterest expense – Non-GAAP	$2,653	$2,690	$2,429	9%	(1)%

—

Total noninterest expense (excluding amortization of intangible assets, restructuring charges and merger and integration (“M&I”) expenses) (Non-GAAP) increased 9% compared with the prior year period and decreased 1% sequentially. The third quarter of 2011 included $80 million of litigation expense and a $22 million charge as a result of a change in executive management. The year-over-year increase also reflects higher variable expenses in support of revenue growth and higher legal costs. Additionally, the sequential decrease primarily resulted from lower benefits and business development expenses, and state investment tax credits.

The effective tax rate was 29.7% in the third quarter of 2011, compared with 26.4% on a continuing operations basis in the third quarter of 2010, and 26.9% in the second quarter of 2011. Adjusted for the impact of the consolidated investment management funds, the effective tax rate on an operating basis (Non-GAAP) was 29.0% in the third quarter of 2011, compared with 28.2% in the third quarter of 2010 and 30.0% in the second quarter of 2011. See the Supplemental information section beginning on page 9.

The unrealized net of tax gain on our total investment securities portfolio was $461 million at Sept. 30, 2011 compared with $408 million at June 30, 2011. The increase in the valuation of the investment securities portfolio was driven by a decline in interest rates.

Capital ratios	Sept. 30, 2011 (a)	June 30, 2011	Sept. 30, 2010

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)	6.6%	6.6%	N/A
Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)(d)	12.5	12.6	10.7%
Tier 1 capital ratio (c)	14.0	14.1	12.2
Total (Tier 1 plus Tier 2) capital ratio (c)	16.1	16.7	15.8
Leverage capital ratio (c)	5.1	5.8	5.9
Common shareholders’ equity to total assets ratio (d)	10.5	11.1	12.7
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)	5.9	6.0	5.3

(a)	Preliminary.
(b)	Our estimated Basel III Tier 1 common equity ratio (Non-GAAP) reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(c)	On a regulatory basis as determined under Basel I guidelines.
(d)	See the Supplemental information section beginning on page 9 for a calculation of these ratios.

N/A – Not applicable.

We generated $718 million of Basel I Tier 1 common equity in the third quarter of 2011, primarily driven by earnings retention.

Our estimated Basel III Tier 1 common equity ratio was 6.6% at Sept. 30, 2011, unchanged from June 30, 2011. The ratio was impacted by increased share repurchases due in part to market conditions during the third quarter of 2011 and higher risk-weighted assets primarily driven by balance sheet growth.

Quarterly dividend – On Oct. 19, 2011, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.13 per common share. This cash dividend is payable on Nov. 9, 2011 to shareholders of record as of the close of business on Oct. 31, 2011.

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, offering superior investment management and investment services through a worldwide client-focused team. It has $25.9 trillion in assets under custody and administration and $1.2 trillion in assets under management, services $11.9 trillion in outstanding debt and processes global payments averaging $1.6 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available at www.bnymellon.com and through Twitter@bnymellon.

Supplemental Financial Information

The Quarterly Earnings Review and Supplemental Financial Trends for The Bank of New York Mellon Corporation have been updated through Sept. 30, 2011 and are available at www.bnymellon.com (Investor Relations – Financial Reports).

Conference Call Data

Gerald L. Hassell, chairman, president and chief executive officer and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on Oct. 19, 2011. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (international), and using the passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and Supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on Oct. 19, 2011. Replays of the conference call and audio webcast will be available beginning Oct. 19, 2011 at approximately 2 p.m. EDT through Wednesday, Nov. 2, 2011 by dialing (866) 479-2460 (U.S.) or (203) 369-1535 (international). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended			Year-to-date
(dollar amounts in millions, except per common share amounts and unless otherwise noted)	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010 (a)	Sept. 30, 2011	Sept. 30, 2010 (a)

Return on common equity (annualized) (b)	7.6%	8.8%	7.8%	8.0%	8.3%

Return on tangible common equity (annualized) – Non-GAAP (b)	22.1%	26.3%	26.3%	24.2%	25.9%

Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	79%	78%	78%	77%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$ 233	$ 248	$ 234	$ 240	$ 238

Percentage of non-U.S. total revenue (c)	39%	37%	36%	38%	35%

Pre-tax operating margin (b)	26%	27%	24%	26%	27%
Non-GAAP adjusted (b)	29%	29%	30%	29%	32%

Net interest margin (FTE)	1.30%	1.41%	1.67%	1.39%	1.77%

Selected average balances
Interest-earning assets	$240,253	$209,933	$172,759	$213,641	$167,804
Assets of operations	$298,325	$264,254	$226,378	$268,847	$218,672
Total assets	$311,463	$278,480	$240,325	$282,745	$231,582
Interest-bearing deposits	$125,795	$125,958	$104,033	$122,790	$101,687
Noninterest-bearing deposits	$ 73,389	$ 43,038	$ 33,198	$ 51,808	$ 33,718
Total The Bank of New York Mellon Corporation shareholders’ equity	$ 34,008	$ 33,464	$ 31,868	$ 33,437	$ 30,691

Average common shares and equivalents outstanding (in thousands):
Basic	1,214,126	1,230,406	1,210,534	1,226,132	1,205,911
Diluted	1,215,527	1,233,710	1,212,684	1,229,042	1,209,688

Period-end data
Assets under management (in billions)	$ 1,198	$ 1,274	$ 1,141	$ 1,198	$ 1,141
Assets under custody and administration (in trillions)	$ 25.9	$ 26.3	$ 24.4	$ 25.9	$ 24.4
Cross-border assets (in trillions)	$ 9.6	$ 10.1	$ 8.8	$ 9.6	$8.8
Market value of securities on loan (in billions) (d)	$ 250	$ 273	$ 279	$ 250	$279

Employees	49,600	48,900	47,700	49,600	47,700

Book value per common share – GAAP (b)	$ 27.79	$ 27.46	$ 25.92	$ 27.79	$ 25.92
Tangible book value per common share – Non-GAAP (b)	$ 10.55	$ 10.28	$ 8.59	$ 10.55	$ 8.59
Cash dividends per common share	$ 0.13	$ 0.13	$ 0.09	$ 0.35	$ 0.27
Dividend payout ratio	25%	22%	18%	22%	18%
Closing common stock price per common share	$ 18.59	$ 25.62	$ 26.13	$ 18.59	$ 26.13
Market capitalization	$22,543	$31,582	$32,413	$22,543	$32,413

(a)	Presented on a continuing operations basis.
(b)	See Supplemental information beginning on page 9 for a calculation of these ratios.
(c)	Includes fee revenue, net interest revenue and income of consolidated investment management funds, net of noncontrolling interests.
(d)	Represents the securities on loan managed by the Investment Services business.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended			Year-to-date
(in millions)	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010 (a)	Sept. 30, 2011	Sept. 30, 2010 (a)

Fee and other revenue
Investment services fees:
Asset servicing	$928	$980	$870	$2,831	$2,175
Issuer services	442	365	364	1,158	1,051
Clearing services	297	292	252	881	727
Treasury services	127	127	132	382	388

Total investment services fees	1,794	1,764	1,618	5,252	4,341
Investment management and performance fees	729	779	696	2,272	2,068
Foreign exchange and other trading revenue	194	222	146	614	628
Distribution and servicing	43	49	56	145	155
Financing-related fees	40	49	49	132	147
Investment and other income	89	145	97	315	387

Total fee revenue	2,889	3,008	2,662	8,730	7,726
Net securities gains (losses)	(2)	48	6	51	26

Total fee and other revenue	2,887	3,056	2,668	8,781	7,752
Operations of consolidated investment management funds
Investment income	169	171	144	562	487
Interest of investment management fund note holders	137	108	107	357	320

Income of consolidated investment management funds	32	63	37	205	167
Net interest revenue
Interest revenue	928	887	859	2,663	2,578
Interest expense	153	156	141	459	373

Net interest revenue	775	731	718	2,204	2,205
Provision for credit losses	(22)	-	(22)	(22)	33

Net interest revenue after provision for credit losses	797	731	740	2,226	2,172
Noninterest expense
Staff	1,457	1,463	1,344	4,344	3,798
Professional, legal and other purchased services	311	301	282	895	779
Software and equipment	193	203	187	602	518
Net occupancy	151	161	150	465	430
Distribution and servicing	100	109	94	320	273
Sub-custodian	80	88	60	236	177
Business development	57	73	63	186	183
Other	304	292	249	873	800

Subtotal	2,653	2,690	2,429	7,921	6,958
Amortization of intangible assets	106	108	111	322	306
Restructuring charges	(5)	(7)	15	(18)	7
Merger and integration expenses	17	25	56	59	96

Total noninterest expense	2,771	2,816	2,611	8,284	7,367

Income
Income from continuing operations before income taxes	945	1,034	834	2,928	2,724
Provision for income taxes	281	277	220	837	782

Net income from continuing operations	664	757	614	2,091	1,942
Discontinued operations:
Loss from discontinued operations	-	-	(6)	-	(92)
Benefit for income taxes	-	-	(3)	-	(37)

Net loss from discontinued operations	-	-	(3)	-	(55)

Net income	664	757	611	2,091	1,887
Net (income) loss attributable to noncontrolling interests (includes $(13), $(21), $12, $(78) and $(45) related to consolidated investment management funds)	(13)	(22)	11	(80)	(48)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$651	$735	$622	$2,011	$1,839

(a)	In the first quarter of 2011, BNY Mellon realigned its internal reporting structure. See our Form 10-Q for the quarter ended March 31, 2011.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement - continued

Reconciliation of net income from continuing operations applicable to the common shareholders of The Bank of New York Mellon Corporation (in millions)	Quarter ended			Year-to-date
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010

Net income from continuing operations	$664	$757	$614	$2,091	$1,942
Net (income) loss attributable to noncontrolling interests	(13)	(22)	11	(80)	(48)

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	651	735	625	2,011	1,894
Net loss from discontinued operations	-	-	(3)	-	(55)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	651	735	622	2,011	1,839
Less: Earnings allocated to participating securities	7	8	5	21	17
Excess of redeemable value over the fair value of noncontrolling interests	4	-	-	10	-

Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per share	$640	$727	$617	$1,980	$1,822

Earnings per common share applicable to common shareholders of The Bank of New York Mellon Corporation (a) (in dollars)	Quarter ended			Year-to-date

	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010

Basic:
Net income from continuing operations	$0.53	$0.59	$0.51	$1.61	$1.56
Net loss from discontinued operations	-	-	-	-	(0.05)

Net income applicable to common stock	$0.53	$0.59	$0.51	$1.61	$1.51

Diluted:
Net income from continuing operations	$0.53	$0.59	$0.51	$1.61	$1.55
Net loss from discontinued operations	-	-	-	-	(0.05)

Net income applicable to common stock	$0.53	$0.59	$0.51	$1.61	1.51 (b)

(a)	Basic and diluted earnings per share under the two-class method are determined on the net income reported on the income statement less earnings allocated to participating securities, and the excess of redeemable value over the fair value of noncontrolling interests.
(b)	Does not foot due to rounding.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollar amounts in millions, except per share amounts)	Sept. 30, 2011	June 30, 2011	Dec. 31, 2010

Assets
Cash and due from:
Banks	$6,691	$5,560	$3,675
Interest-bearing deposits with the Federal Reserve and other central banks	68,290	56,478	18,549
Interest-bearing deposits with banks	52,465	60,232	50,200
Federal funds sold and securities purchased under resale agreements	4,642	5,049	5,169
Securities:
Held-to-maturity (fair value of $4,037, $4,090 and $3,657)	4,013	4,082	3,655
Available-for-sale	72,572	64,475	62,652

Total securities	76,585	68,557	66,307
Trading assets	9,625	6,728	6,276
Loans	45,312	42,147	37,808
Allowance for loan losses	(392)	(441)	(498)

Net loans	44,920	41,706	37,310
Premises and equipment	1,705	1,729	1,693
Accrued interest receivable	645	628	508
Goodwill	18,045	18,191	18,042
Intangible assets	5,380	5,514	5,696
Other assets	21,131	20,801	18,790
Assets of discontinued operations	-	-	278

Subtotal assets of operations	310,124	291,173	232,493
Assets of consolidated investment management funds, at fair value:
Trading assets	11,419	12,704	14,121
Other assets	644	829	645

Subtotal assets of consolidated investment management funds, at fair value	12,063	13,533	14,766

Total assets	$322,187	$304,706	$247,259

Liabilities
Deposits:
Noninterest-bearing (principally domestic offices)	$81,821	$68,642	$38,703
Interest-bearing deposits in domestic offices	41,882	44,306	37,937
Interest-bearing deposits in foreign offices	87,187	85,005	68,699

Total deposits	210,890	197,953	145,339
Federal funds purchased and securities sold under repurchase agreements	6,768	7,572	5,602
Trading liabilities	7,960	6,879	6,911
Payables to customers and broker-dealers	13,097	11,512	9,962
Commercial paper	44	36	10
Other borrowed funds	4,561	2,337	2,858
Accrued taxes and other expenses	6,324	6,053	6,164
Other liabilities (includes allowance for lending related commitments of $106, $94 and $73)	7,964	8,550	7,176
Long-term debt	19,399	17,004	16,517

Subtotal liabilities of operations	277,007	257,896	200,539
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	10,626	12,084	13,561
Other liabilities	25	3	2

Subtotal liabilities of consolidated investment management funds, at fair value	10,651	12,087	13,563

Total liabilities	287,658	269,983	214,102
Temporary equity
Redeemable noncontrolling interest	124	117	92
Permanent equity
Common stock – par value $0.01 per common share; authorized 3,500,000,000 common shares; issued 1,248,378,937, 1,247,744,471 and 1,244,608,989 common shares	12	12	12
Additional paid-in capital	23,117	23,038	22,885
Retained earnings	12,464	11,977	10,898
Accumulated other comprehensive loss, net of tax	(1,004)	(751)	(1,355)
Less: Treasury stock of 35,746,824, 15,053,065 and 3,078,794 common shares, at cost	(894)	(425)	(86)

Total The Bank of New York Mellon Corporation shareholders’ equity	33,695	33,851	32,354
Non-redeemable noncontrolling interests	-	-	12
Non-redeemable noncontrolling interests of consolidated investment management funds	710	755	699

Total permanent equity	34,405	34,606	33,065

Total liabilities, temporary equity and permanent equity	$322,187	$304,706	$247,259

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Tier 1 common equity to risk-weighted assets excludes trust preferred securities, which will be eliminated as Tier 1 regulatory capital beginning in 2013. Unlike the Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes trust preferred securities issued by BNY Mellon, which will be eliminated as Tier 1 regulatory capital beginning in 2013. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. Additionally, the presentation of the Basel III Tier 1 common equity ratio permits investors the ability to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains (losses); and expense measures which exclude special litigation reserves taken in the first quarter of 2010, restructuring charges, M&I expenses and amortization of intangible assets expenses. Operating margin measures, which exclude some or all of these items, are also presented. Operating margin measures also exclude noncontrolling interests related to consolidated investment management funds. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where we have incurred charges unrelated to operational initiatives. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains (losses), BNY Mellon’s primary businesses are Investment Management and Investment Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. The presentation of financial measures excluding special litigation reserves taken in the first quarter of 2010 provides investors the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated investment management funds, net of noncontrolling interest related to the consolidation of certain investment management funds, permits investors to view revenue on a basis consistent with how management views the business. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business. BNY

Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Release, net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	3Q11	2Q11	3Q10	YTD11	YTD10

Income from continuing operations before income taxes – GAAP	$945	$1,034	$834	$2,928	$2,724
Less: Net securities gains (losses)	(2)	48	6	51	26
Noncontrolling interests of consolidated investment management funds	13	21	(12)	78	45
Add: Special litigation reserves	N/A	N/A	N/A	N/A	164
Restructuring charges	(5)	(7)	15	(18)	7
M&I expenses	17	25	56	59	96
Amortization of intangible assets	106	108	111	322	306

Income from continuing operations before income taxes excluding net securities gains (losses), noncontrolling interests of consolidated investment management funds, special litigation reserves, restructuring charges, M&I expenses and amortization of intangible assets –Non-GAAP	$1,052	$1,091	$1,022	$3,162	$3,226

Fee and other revenue – GAAP	$2,887	$3,056	$2,668	$8,781	$7,752
Income of consolidated investment management funds – GAAP	32	63	37	205	167
Net interest revenue – GAAP	775	731	718	2,204	2,205

Total revenue – GAAP	3,694	3,850	3,423	11,190	10,124
Less: Net securities gains (losses)	(2)	48	6	51	26
Noncontrolling interests of consolidated investment management funds	13	21	(12)	78	45

Total revenue excluding net securities gains (losses) and noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,683	$3,781	$3,429	$11,061	$10,053

Pre-tax operating margin (a)	26%	27%	24%	26%	27%
Pre-tax operating margin excluding net securities gains (losses), noncontrolling interests of consolidated investment management funds, special litigation reserves, restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP (a)	29%	29%	30%	29%	32%

(a)	Income before taxes divided by total revenue.

N/A – Not applicable.

Reconciliation of effective tax rate	3Q11	2Q11	3Q10 (a)

Effective tax rate – GAAP	29.7%	26.9%	26.4%
Consolidated investment management funds	(1.6)	2.6	(0.5)
Other	0.9	0.5	2.3

Effective tax rate – operating basis – Non-GAAP	29.0%	30.0%	28.2%

(a)	Presented on a continuing operations basis.

Return on common equity and tangible common equity
(dollars in millions)	3Q11	2Q11	3Q10 (a)	YTD11	YTD10 (a)

Net income applicable to common shareholders of	$651	$735	$622	$2,011	$1,839
The Bank of New York Mellon Corporation – GAAP
Less: Loss from discontinued operations, net of tax	-	-	(3)	-	(55)

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	651	735	625	2,011	1,894
Add: Amortization of intangible assets, net of tax	67	68	70	203	192

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	$718	$803	$695	$2,214	$2,086
Average common shareholders’ equity	$34,008	$33,464	$31,868	$33,437	$30,691
Less: Average goodwill	18,156	18,193	17,798	18,157	16,677
Average intangible assets	5,453	5,547	5,956	5,554	5,632
Add: Deferred tax liability – tax deductible goodwill	915	895	763	915	763
Deferred tax liability – non-tax deductible intangible assets	1,604	1,630	1,634	1,604	1,634

Average tangible common shareholders’ equity – Non-GAAP	$12,918	$12,249	$10,511	$12,245	$10,779
Return on common equity – GAAP (b)	7.6%	8.8%	7.8%	8.0%	8.3%
Return on tangible common equity – Non-GAAP (b)	22.1%	26.3%	26.3%	24.2%	25.9%

(a)	Presented on a continuing operations basis.
(b)	Annualized.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010

Common shareholders’ equity at period end – GAAP	$33,695	$33,851	$32,153
Less: Goodwill	18,045	18,191	18,073
Intangible assets	5,380	5,514	5,818
Add: Deferred tax liability – tax deductible goodwill	915	895	763
Deferred tax liability – non-tax deductible intangible assets	1,604	1,630	1,634

Tangible common shareholders’ equity at period end – Non-GAAP	$12,789	$12,671	$10,659
Total assets at period end – GAAP	$322,187	$304,706	$254,157
Less: Assets of consolidated investment management funds	12,063	13,533	14,605

Subtotal assets of operations – Non-GAAP	310,124	291,173	239,552
Less: Goodwill	18,045	18,191	18,073
Intangible assets	5,380	5,514	5,818
Cash on deposit with the Federal Reserve and other central banks (a)	68,293	56,478	15,750

Tangible assets of operations at period end – Non-GAAP	$218,406	$210,990	$199,911
Common shareholders’ equity to total assets – GAAP	10.5%	11.1%	12.7%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	5.9%	6.0%	5.3%
Period end common shares outstanding (in thousands)	1,212,632	1,232,691	1,240,454
Book value per common share	$27.79	$27.46	$25.92
Tangible book value per common share – Non-GAAP	$10.55	$10.28	$8.59

(a)	Assigned a zero percent risk weighting by the regulators.

Tier 1 common capital generation
(dollars in millions)	3Q11	2Q11	1Q11	4Q10	3Q10

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$651	$735	$625	$679	$622
Add: Amortization of intangible assets, net of tax	67	68	68	72	70

Gross Tier 1 common capital generated	718	803	693	751	692

Less capital deployed:
Dividends	160	162	111	112	110
Common stock repurchases	462	272	32	-	-
Goodwill and intangible assets related to the GIS and BAS acquisitions	-	-	-	-	2,283

Total capital deployed	622	434	143	112	2,393
Add: Other	(60)	138	245	(64)	853	(a)

Net Tier 1 common capital generated	$36	$507	$795	$575	$(848)

(a)	Includes common stock issued during the third quarter of 2010.

Calculation of Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	Sept. 30, 2011 (b)	June 30, 2011	Sept. 30, 2010

Total Tier 1 capital	$14,919	$14,892	$13,026
Less: Trust preferred securities	1,660	1,669	1,680

Total Tier 1 common equity	$13,259	$13,223	$11,346
Total risk-weighted assets	$106,381	$105,316	$106,362
Tier 1 common equity to risk-weighted assets ratio	12.5%	12.6%	10.7%

(a)	Determined under Basel I regulatory guidelines. The period ended Sept. 30, 2010 includes discontinued operations.
(b)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a) (dollars in millions)	Sept. 30, 2011	June 30, 2011

Estimated Basel III Tier 1 common equity	$11,988	$11,789
Estimated Basel III risk-weighted assets	$181,989	$178,182
Estimated Basel III Tier 1 common equity ratio	6.6%	6.6%

(a)	Our estimated Basel III Tier 1 common equity ratio (Non-GAAP) reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the future as the U.S. regulatory agencies implement Basel III or if our business changes.

The following table presents investment management fee revenue excluding performance fees.

Investment management and performance fee revenue				3Q11 vs.
(dollars in millions)	3Q11	2Q11	3Q10	3Q10	2Q11

Investment management and performance fee revenue	$729	$779	$696	5%	(6)%
Less: Performance fees	11	18	16

Investment management fee revenue excluding performance fees	$718	$761	$680	6%	(6)%

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests

(in millions)	3Q11	2Q11	3Q10	YTD11	YTD10

Operations of consolidated investment management funds	$32	$63	$37	$205	$167
Less: Noncontrolling interests of consolidated investment management funds	13	21	(12)	78	45

Income from consolidated investment management funds, net of noncontrolling interests	$19	$42	$49	$127	$122

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements made regarding our intention to invest in our businesses to support our clients and the communities we serve while keeping a sharp focus on near-term earnings performance. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Oct. 19, 2011 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.